NEWS RELEASE

For Immediate Release	Contact: Howard Kaminsky, Exec. VP-CFO	(818) 949-5386

SPORT CHALET REPORTS BEST EVER QUARTERLY RESULTS

THIRD QUARTER NET INCOME UP 23.2% ON 20.3% SALES INCREASE

Los Angeles, California – (February 8, 2005) - Sport Chalet, Inc. (Nasdaq: SPCH) announced the results for its third quarter ended December 31, 2004. Sales increased 20.3%, from $79.7 million for the quarter ended December 31, 2003 to $95.9 million for the same quarter this year. The increase is the result of opening eight new stores, as well as a same store sales increase of 6.8%. Gross profit margin decreased slightly from 32.6% for the quarter ended December 31, 2003 to 32.5% for the same quarter this year. Selling, general and administrative expenses, as a percentage of sales, decreased from 26.1% for the three months ended December 31, 2003 to 25.7% for the same period this year, as a result of the efficiencies created by the increase in same store sales and reduced workers’ compensation expense partially offset by the costs associated with new stores. Net income increased $714,000, or 23.2%, from $3.1 million, or $0.44 per diluted share, in the third quarter last year to $3.8 million, or $0.53 per diluted share, for the same quarter this year.

For the nine months ended December 31, 2004, sales increased 18.0%, from $194.8 million last year to $229.9 million for the same period this year. The increase is the result of opening eight new stores as well as a same store sales increase of 6.1%. Gross profit margin increased from 30.4% for the nine months ended December 31, 2003, to 31.0% for the same period this year due to reduced costs from more efficient inbound logistics as well as continued improvements in inventory procurement. Selling, general and administrative expenses, as a percentage of sales, remain unchanged at 26.7% for the nine months ended December 31, 2003 and the same period this year, as a result of the efficiencies created by the increase in same store sales and reduced workers’ compensation expense offset by the costs associated with new stores. Net income increased $1.6 million, or 38.6%, from $4.2 million, or $0.61 per diluted share, for the nine months ended December 31, 2003, to $5.8 million, or $0.81 per diluted share, for the same period this year.

Sport Chalet’s expansion in Northern California continued in the third quarter of this year with the opening of its Elk Grove store. The Company also opened its first Central California location with a store in the city of Visalia and strengthened its primary Southern California market by adding a store location in Arcadia.

“I am proud of our entire team who rose to the challenge of opening new stores during a successful holiday season, while achieving the most profitable quarter in the Company’s history.” said Craig Levra, Sport Chalet’s Chairman and Chief Executive Officer. “We believe that the investment in opening new stores will be returned in improved company profitability as the stores mature. In addition, we expect to continue to execute our expansion plan by focusing on Arizona this year with three stores located in Phoenix, Chandler and Scottsdale."

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods superstores in California and Southern Nevada. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune up and repair throughout its current 36 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Accounting for Lease Incentives

On February 7, 2005, the Office of the Chief Accountant of the SEC (the “OCA”) issued a letter regarding lease accounting. The Company has historically treated construction allowances from landlords as a reduction of fixed assets on its balance sheet and a reduction of depreciation expense on its statement of cash flows. In the opinion of the OCA, Statement of Accounting Standards No. 13 and FASB Technical Bulletin No. 88-1 require such landlord reimbursements to be presented on the balance sheet as a deferred credit and the amortization to be a reduction of rent expense. The Company and its independent registered public accounting firm have not yet determined the effect of the OCA’s position on the Company’s financial statements. However, because the amortization period for the related leasehold improvements approximates the rental period of the leases, the Company does not believe that the OCA’s position would have a material effect on the Company’s income from operations.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

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SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended December 31,		Nine months ended December 31,
	2004	2003	2004	2003

Net sales	$95,913,947	$79,704,678	$229,917,247	$194,832,656
Cost of goods sold, buying and
occupancy	64,743,377	53,743,477	158,572,017	135,585,117

Gross profit	31,170,570	25,961,201	71,345,230	59,247,539
Selling, general and administrative
expenses	24,697,260	20,807,415	61,353,517	52,109,629

Income from operations	6,473,310	5,153,786	9,991,713	7,137,910
Interest expense	145,842	72,314	236,749	162,070

Income before taxes	6,327,468	5,081,472	9,754,964	6,975,840
Income tax provision	2,529,000	1,997,000	3,908,000	2,757,000

Net income	$3,798,468	$3,084,472	$5,846,964	$4,218,840

Earnings per share:
Basic	$0.57	$0.46	$0.88	$0.64

Diluted	$0.53	$0.44	$0.81	$0.61

Weighted average number of
common shares outstanding:
Basic	6,675,534	6,650,801	6,679,631	6,635,730

Diluted	7,226,357	7,028,838	7,212,034	6,960,235

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SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2004	March 31, 2004
	(Unaudited)
Assets
Current assets:
Cash	$6,894,585	$3,071,648
Accounts receivable, less allowance of $300,000
at December 31, 2004 and $30,000 at March 31, 2004	4,595,010	1,158,934
Merchandise inventories	75,407,922	54,172,055
Prepaid expenses and other current assets	3,180,961	2,202,036
Deferred income taxes	2,294,721	2,443,945

Total current assets	92,373,199	63,048,618
Furniture, equipment and leasehold improvements–net	35,183,824	29,467,976
Deferred income taxes	193,961	83,704
Other assets	81,780	101,036

Total assets	$127,832,764	$92,701,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$33,642,637	$11,131,473
Salaries and wages payable	3,856,777	3,354,368
Income taxes payable	1,837,090	35,631
Other accrued expenses	11,917,418	7,830,961

Total current liabilities	51,253,922	22,352,433

Deferred rent	6,082,486	5,818,026
Stockholders’ equity
Preferred stock, $.01 par value:
Authorized shares – 2,000,000
Issued and outstanding shares – none	—	—
Common stock, $.01 par value:
Authorized shares – 15,000,000
Issued and outstanding shares – 6,682,701
at December 31, 2004 and 6,673,534
at March 31, 2004	66,827	66,735
Additional paid–in capital	22,949,331	22,830,906
Retained earnings	47,480,198	41,633,234

Total stockholders’ equity	70,496,356	64,530,875

Total liabilities and stockholders’ equity	$127,832,764	$92,701,334

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SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended December 31,
	2004	2003
Operating activities
Net income	$5,846,964	$4,218,840
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	5,535,987	4,498,396
Loss on disposal of furniture, equipment and leasehold improvements	205,094	301,648
Deferred income taxes	38,967	(546,250)
Tax benefit on employee stock options	69,244	29,951
Changes in operating assets and liabilities:
Accounts receivable	(3,436,076)	(361,162)
Merchandise inventories	(21,235,867)	(20,012,117)
Prepaid expenses and other current assets	(978,925)	(561,007)
Refundable income taxes	—	58,990
Accounts payable	22,511,164	13,263,385
Salaries and wages payable	502,409	2,202,365
Income taxes payable	1,801,459	2,334,309
Other accrued expenses	4,086,457	7,057,016
Deferred rent	264,460	413,807

Net cash provided by operating activities	15,211,337	12,898,171

Investing activities
Purchase of furniture, equipment and leasehold improvements	(11,456,929)	(6,657,452)
Other assets	19,256	7,106

Net cash used in investing activities	(11,437,673)	(6,650,346)

Financing activities
Proceeds from exercise of stock options	49,273	166,197

Net cash provided by financing activities	49,273	166,197

Increase in cash and cash equivalents	3,822,937	6,414,022
Cash and cash equivalents at beginning of period	3,071,648	4,230,003

Cash and cash equivalents at end of period	$6,894,585	$10,644,025

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$1,998,000	$880,000
Interest	101,512	64,288

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